        As filed with the Securities and Exchange Commission on October 20, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               ZAPME! CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                 DELAWARE                           91-1836242
     (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
      INCORPORATION OR ORGANIZATION)

                        3000 EXECUTIVE PARKWAY, SUITE 150
                               SAN RAMON, CA 94583

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                         1997 EMPLOYEE STOCK OPTION PLAN

                                 1998 STOCK PLAN

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                           (FULL TITLE OF THE PLAN(S))

                             ----------------------

                                  RICK INATOME
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ZAPME! CORPORATION
                        3000 EXECUTIVE PARKWAY, SUITE 150
                               SAN RAMON, CA 94583
                                 (925) 543-0300

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:

                              DON S. WILLIAMS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------- ------------------- -------------------- -------------------- ----------------
                                                                             PROPOSED             PROPOSED
                                                                              MAXIMUM              MAXIMUM
               TITLE OF SECURITIES                        AMOUNT             OFFERING             AGGREGATE           AMOUNT OF
                        TO                                TO BE                PRICE              OFFERING           REGISTRATION
                  BE REGISTERED                       REGISTERED (1)         PER SHARE              PRICE                FEE
--------------------------------------------------- ------------------- -------------------- -------------------- ----------------
Common Stock, $0.01 par value
  - 1997 Employee Stock Option Plan.............          128,410            $   0.06  (2)      $      7,556.85      $      2.10
  - 1998 Stock Plan.............................        2,725,041            $   2.81  (3)      $  7,666,117.50      $  2,131.18
  - 1998 Stock Plan ............................        1,407,897            $  15.00  (4)      $ 21,118,455.00      $  5,870.93
  - 1999 Employee Stock Purchase Plan ..........          500,000            $  12.75  (5)      $  6,375,000.00      $  1,772.25
    TOTAL:                                              4,761,348                               $ 35,167,129.35      $  9,776.46
--------------------------------------------------- ------------------- -------------------- -------------------- ----------------

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $0.06 per share represents the weighted average exercise price for outstanding options to purchase a total of 129,410 shares of Common Stock.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $3.30 per share represents the weighted average exercise price for outstanding options to purchase a total of 2,955,074 shares of Common Stock.

(4) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $15.00, the Price of Public set forth on the cover page of the Company's Prospectus dated October 20, 1999 relating to its initial public offering (the "MARKET PRICE").

(5) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $12.75 (85% of the Market Price, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan).

                               ZAPME! CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "COMMISSION") by ZapMe! Corporation (the "REGISTRANT") are hereby incorporated herein by reference:

         (a) The Registrant's Prospectus filed on October 20, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b)      Not applicable.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 12, 1999, filed pursuant to Section 12(g) of the 1934 Act.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain members of Wilson Sonsini Goodrich & Rosati and an investment partnership with which they are affiliated beneficially own an aggregate of 20,400 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

         Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit.

         In accordance with the DGCL, the Registrant's Certificate of Incorporation contains a provision to limit the personal liability of its directors for monetary damages for breach of their fiduciary duty to the fullest extent permitted by the DGCL now, or as it may hereafter be amended.

         In addition, as permitted by the DGCL, the Registrant's Bylaws provide that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Registrant's request, to the fullest extent permitted by Delaware law; (ii) the Registrant may indemnify its employees and agents to the maximum extent permitted by Delaware law; (iii) the Registrant is required to advance expenses incurred by its directors and officers in connection with defending a proceeding (except that a director or officer must undertake to repay any advances if it should ultimately be determined that the director or officer is not entitled to indemnification); (iv) the rights conferred in the Bylaws are not exclusive; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that adversely affects any director or officer.

         The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

       EXHIBIT
       NUMBER                               DESCRIPTION
--------------------      ----------------------------------------------------
4.1                       Specimen of Common Stock Certificate (incorporated by
                          reference to the exhibit filed with the Registrant's
                          Registration Statement on Form S-1 filed on August 5,
                          1999, as amended).
4.2                       1997 Employee Stock Option Plan (incorporated by
                          reference to the exhibit filed with the Registrant's
                          Registration Statement on Form S-1 filed on August 5,
                          1999, as amended).
4.3                       1998 Stock Plan, as amended (incorporated by
                          reference to the exhibit filed with the Registrant's
                          Registration Statement on Form S-1 filed on August 5,
                          1999, as amended).
4.4                       1999 Employee Stock Purchase Plan (incorporated by
                          reference to the exhibit filed with the Registrant's
                          Registration Statement on Form S-1 filed on August 5,
                          1999, as amended).
5.1                       Opinion of Counsel as to legality of securities being
                          registered.
23.1                      Consent of Counsel (contained in Exhibit 5.1).
23.2                      Consent of Ernst & Young LLP, Independent Auditors.
24.1                      Power of Attorney (see Page 5 of this Registration
                          Statement).

ITEM 9.  UNDERTAKINGS.

      A.    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 19th day of October 1999.

                                      ZAPME! CORPORATION

                                      By:  /S/ Rick Inatome
                                           -----------------------------------
                                           Rick Inatome
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rick Inatome and Robert A. Stoffregen, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

                 SIGNATURES                                             TITLE                               DATE
                 ----------                                             -----                               ----
/S/ RICK INATOME
--------------------------------------------      President, Chief Executive Officer and Director     October 19, 1999
Rick Inatome                                      (PRINCIPAL EXECUTIVE OFFICER)

/S/ ROBERT A. STOFFREGEN
--------------------------------------------      Chief Financial Officer                             October 19, 1999
Robert A. Stoffregen                              (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

/S/ LANCE MORTENSEN
--------------------------------------------      Chairman of the Board                               October 19, 1999
Lance Mortensen

/S/ MICHAEL ARNOUSE
--------------------------------------------      Director                                            October 19, 1999
Michael Arnouse

/S/ DOUGLAS BECKER
--------------------------------------------      Director                                            October 19, 1999
Douglas Becker

/S/ DARRYL DEATON
--------------------------------------------      Director                                            October 19, 1999
Darryl Deaton

/S/ TOM HITCHNER
--------------------------------------------      Director                                            October 19, 1999
Tom Hitchner

/S/ JACK KEMP
--------------------------------------------      Director                                            October 19, 1999
Jack Kemp

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                              DESCRIPTION
--------------------      --------------------------------------------------
5.1                       Opinion of Counsel as to legality of securities
                          being offered
23.2                      Consent of Ernst & Young LLP, Independent Auditors